EXHIBIT 4.3(f)
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                                                            December 28, 1993

                           Fort Howard Corporation
                           Management Equity Plan
                           -----------------------


            The Management Investors Committee of the Fort Howard Corporation Management Equity Plan (the "Plan") hereby amends, effective as of December 28, 1993, the provisions of the Plan as follows:

            1. Section 1.2 is amended by deleting the definition of "Retirement" and by substituting the following therefor:

                        ""Retirement" means, with respect to any Management
                  Investor, such Management Investor's retirement from employment with the Company (or any of its subsidiaries) at an age of not less than 55 years."

            2. Section 8.1(b) is amended by deleting the last sentence thereof and by substituting the following therefor:

                  "As used herein, "Management Investors Committee" means the Chief Executive Officer and the Vice Chairman/Chief Financial Officer of the Company."



                                                /s/ Donald H. Demeuse
                                                ------------------------------
                                                Donald H. DeMeuse


                                                /s/ Kathleen J. Hempel
                                                ------------------------------
                                                Kathleen J. Hempel


Agreed:

FORT HOWARD CORPORATION


By:   /s/ James W. Nellen II
      ------------------------------
Name:  James W. Nellen II

Title: Vice President